EXHIBIT 5.01



                                  July 31, 1998

Cellegy Pharmaceuticals, Inc.
1065 E. Hillsdale Boulevard
Suite 418
Foster City, CA 94404

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 31, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 additional shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1995 Equity Incentive Plan, as amended (the "Incentive Plan"). In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the Exhibits filed or incorporated by reference as a part thereof;

         (2) the Prospectuses prepared in connection with the Registration Statement;

         (3) the minutes of meetings and actions by written consent of the shareholders and Board of Directors relating to the Incentive Plan and the increase, by 1,000,000 shares, of the number of shares of stock covered thereby;

         (4) a Management Certificate addressed to us and dated of even date herewith containing certain factual and other representations.

         (5) the stock records you have provided to us (consisting of a list of shares outstanding issued by your transfer agent, ChaseMellon Shareholder Services, and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was proposed by you and dated July 27, 1998).

         We have also confirmed the effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Based upon the foregoing, it is our opinion that the 1,000,000 additional shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted




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under the Incentive Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                Very truly yours,

                               FENWICK & WEST LLP




                             By: /s/ C. Kevin Kelso





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